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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                         Date of Report: May 30, 2000


                                  Ubrandit.com
                           12626 High Bluff Drive
                        Suite 200, San Diego, CA 92130


                           Commission File No. 000-26799
                      Incorporated in the State of Nevada
                      Federal Identification No. 87-0381646


                            Telephone: (858) 350-9566



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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Board of Directors of the Company has approved by a unanimous written consent in lieu of a meeting, the engagement of BDO Seidman LLP as the Company's independent auditor, effective as of May 23, 2000, for the fiscal year ending September 30, 2000 to replace the firm of Stark Tinter & Associates, LLC, which was dismissed as auditor of the Company effective May 23, 2000. The report of Stark Tinter & Associates, LLC on the Company's consolidated financial statements for the nine month period ended September 30, 1999 and for the year ended December 31, 1998 did not contain an adverse opinion or a disclaimer of the opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the Company's consolidated financial statements for the for the nine month period ended September 30, 1999 and for the year ended December 31, 1998 and in the subsequent interim period, there were no disagreements with Stark Tinter & Associates, LLC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope procedures which, if not resolved to the satisfaction of Stark Tinter & Associates, LLC would have caused Stark Tinter & Associates, LLC to make reference to these matters in their report. The Company has received from Stark Tinter & Associates, LLC a letter addressed to the Commission stating whether it agrees with the above statements which has been enclosed as Exhibit 16.

ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS.


     (c)     Exhibits

16 Letter dated May 26, 2000 from Stark Tinter & Associates, LLC regarding their concurrence with the statements made by the Registrant in this Current Report.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Ubrandit.com

Date: May 30, 2000                          By /s/ Jeff Phillips
                                               --------------------------------
                                               Jeff Phillips, President and CEO

                                            BY /s/ Roger Royce
                                               --------------------------------
                                               Roger Royce,
                                               Chief Operations Officer



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